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                                                                    EXHIBIT 99.1

                 PIVX SOLUTIONS, LLC CONCLUDES PUBLIC EMERGENCE

Newport Beach, California, March 26, 2004 - PivX Solutions, LLC, a network security solutions company, today announced it has completed the initial closing of its reverse acquisition of Drilling, Inc. (OTCBB: DRIL), pursuant to which Drilling will acquire all of the outstanding membership interests of PivX in exchange for a controlling interest in Drilling. Through the reverse acquisition, PivX will become a publicly-traded company.

Pursuant to a securities purchase agreement, Drilling has issued 1.55 shares of its common stock for each PivX membership interest transferred to Drilling at the initial closing. As of the initial closing, PivX members had transferred 9,798,250 membership interests (representing approximately 98.0% of the total PivX membership interests outstanding) to Drilling in exchange for 15,187,289 shares of Drilling common stock (representing approximately 72.3% of Drilling's total capital stock outstanding). Drilling expects to acquire the remaining PivX membership interests outstanding in subsequent closings pursuant to the terms of the securities purchase agreement.

Giving effect to the acquisition of PivX membership interests, Drilling will have approximately 21,291,502 shares outstanding, of which 17,111,765 shares (80.4%) will be held by the former PivX members.

In conjunction with the closing, existing PivX members Robert Shively, Geoff Shively, Wes Nichols and D. Glen Raiger have been elected to the Drilling Board, replacing Jason Thomsen who has resigned as sole director of Drilling. Further, it is anticipated that following the completion of the reverse acquisition, Drilling will change its name to "PivX Solutions, Inc.", which will also result in a change to its stock symbol.

For its fiscal year ending December 31, 2003, PivX had revenues of $875,054 and net income of $366,653. As of December 31, 2003, PivX had total assets of $208,156, working capital of $138,210 and total members' equity of $182,788. These figures are unaudited and therefore subject to year-end audit adjustments.

ABOUT PIVX SOLUTIONS, LLC
PivX is a network security solutions company providing security software and consulting services to a variety of businesses and governmental agencies, including: Microsoft, Boeing, GMAC, the University of California and Sony. Most recently PivX's President and CTO both co-chaired Task Forces for the BSA and Department of Homeland Security's 1st Annual Cyber Security Summit. Their recommendations were submitted to DHS Secretary Ridge and President Bush in March 2004. PivX offers consulting and advisory services specifically tailored to meet the individual needs of its customers as well as classroom seminars for coding engineers and managers focused on developing secure software. PivX's has leveraged it's domain knowledge and created it's primary security software called Qwik-Fix(TM). Qwik-Fix(TM) is designed to pro-actively prevent against exploits that result from vulnerabilities in Microsoft Windows and Internet Explorer. The exploits created by malicious hackers, virus writers and worm writers are more commonly known by names such as MSBlaster, Slammer, Bagle, Bizex, MyDoom, Doomjuice and Netsky. Qwik-Fix(TM) is simple to use, easy to


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download and install. Qwik-Fix(TM) is dynamic in that it serves as a temporary fix to known vulnerabilities and their exploits until Microsoft releases a periodic monthly cumulative patch or a new Service Pack. For more information regarding this software and PivX's consulting services, visit:
www.pivx.com/qwikfix/

ABOUT DRILLING, INC.
Drilling, Inc. is a publicly-traded non-operating corporation that had insignificant assets as of the close and has not generated significant revenues over the past few years. Drilling is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7.

FORWARD LOOKING STATEMENTS
The statements contained in this press release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. PivX and Drilling intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things: (1) success of the reverse acquisition; (2) PivX's expected revenue and earnings growth; and (3) estimates regarding the size of target markets. These statements are qualified by important factors that could cause Drilling's actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) PivX's ability to obtain development financing as and when needed, (2) PivX's ability to generate and sustain profitable operations; (3) the market's acceptance of PivX's products and services; (4) significant competition from other network security companies and operating system providers with significantly greater technological, marketing and financial resources, and (5) PivX's ability to protect its intellectual property. These statements, and other forward looking statements, are not guarantees of future performance and involve risks and uncertainties as more fully described in the Company's periodic filings with the Securities and Exchange Commission.

FOR IMMEDIATE RELEASE
CONTACT:
Rob Shively
CEO
Office Phone 949-720-4627
E-mail: rshively@pivx.com
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